Exhibit 10.4
THIRD AMENDMENT
TO THE
BANK OF AMERICA PENSION RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose
By this Instrument, the Company is amending the Bank of America Pension Restoration Plan (Amended and Restated Effective January 1, 2009) (the “Plan”) to adjust the date of the delink calculation under the Plan. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan.
NOW, THEREFORE, the Company hereby amends the Plan effective as of January 1, 2013:
1.    Section 1.14 of the Plan is hereby amended to read in its entirety as follows:
“1.14    Delink Calculation Date
The date determined by the Global Human Resources Group that is not more than 15 days after the Participant’s Termination of Employment.”

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 26 day of March, 2013.

BANK OF AMERICA CORPORATION

By: /s/ Richard J. Hille
Richard J. Hille
Global Head of Compensation and Benefits